UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 4, 2021

VIZIO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40271	85-4185335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 Tesla Irvine, CA 92618
(Address of Principal Executive Offices and Zip Code)
(949) 428-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VZIO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 4, 2021, the Board of Directors (the “Board”) of VIZIO Holding Corp. (“VIZIO”) appointed Vicky Free (Sistrunk) to serve as a member of the Board and as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Since January 2021, Mrs. Free (Sistrunk) has served as the Senior Vice President of Global Marketing of Adidas. Prior to Adidas, Mrs. Free (Sistrunk) served as the Senior Vice President and Chief Marketing Officer of Novant Health from May 2019 to December 2020. From March 2017 to May 2019, Mrs. Free (Sistrunk) served as the Senior Vice President of Marketing, Global Brand Strategy, and Creative for Disney/ABC International. Prior to working at Disney/ABC International, Mrs. Free (Sistrunk) served as the Executive Vice President and Chief Marketing Officer of BET Networks from June 2011 to January 2017. Mrs. Free (Sistrunk) has served on the board of directors of Omnichannel Acquisition Corp. since November 2020. Mrs. Free (Sistrunk) holds a B.A. in mass communications from the University of South Carolina and an M.B.A. from the Kellogg School of Management at Northwestern University.

There are no arrangements or understandings between Mrs. Free (Sistrunk) and any other person pursuant to which Mrs. Free (Sistrunk) was appointed to serve on the Board. There are no family relationships between Mrs. Free (Sistrunk) and any other director or executive officer of VIZIO, and there have been no transactions between Mrs. Free (Sistrunk) and VIZIO in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Subject to approval by the Board, Mrs. Free (Sistrunk) will receive an award of restricted stock units (“RSUs”) under VIZIO’s Amended and Restated 2017 Incentive Award Plan having a fair value of $123,750 on the date of grant. The RSUs will vest as follows: 33 1/3% on February 18, 2022, 33 1/3% on May 18, 2022, and 33 1/3% on August 18, 2022. In accordance with VIZIO’s customary practice, VIZIO has entered into its standard form of indemnification agreement with Mrs. Free (Sistrunk), which agreement is filed as Exhibit 10.1 to VIZIO’s Registration Statement on Form S-1 (File No. 333-253682) filed with the SEC on March 1, 2021.

VIZIO announced the appointment in a press release, which is attached as Exhibit 99.1.

Departure of Director

On November 9, 2021, S.C. Huang resigned as a member of the Board and the Compensation Committee. Mr. Huang’s resignation was not the result of any disagreement with VIZIO on any matter relating to VIZIO’s operations, policies or practices. VIZIO and the Board are grateful to Mr. Huang for his service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 9, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VIZIO HOLDING CORP.

Date: November 9, 2021	By:	/s/ Jerry Huang
Jerry Huang
General Counsel